Exhibit 99.1

iCAD REPORTS FOURTH QUARTER AND FULL-YEAR 2019 FINANCIAL RESULTS

Strong Q4 2019 revenue growth of 35% driven by a 39% increase in revenue from iCAD’s AI Cancer Detection segment

Conference call today at 4:30 p.m. ET

NASHUA, N.H. – February 27, 2020 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the quarter and full year ended December 31, 2019.

Recent Highlights:

•	Fourth quarter 2019 total revenue of approximately $9.4 million, an increase of approximately 35% over fourth quarter 2018.

•	Fourth quarter 2019 revenue in the Cancer Detection segment of approximately $6.9 million, a 39% increase over the fourth quarter of 2018.

•

Fourth quarter 2019 detection product revenue of $5.4 million an increase of 59% over the fourth quarter of 2018, driven by a $1.8 million contract with a world-renowned healthcare institution, the largest order in Company history

•	The first metastatic brain tumor was treated in the U.S. using the Xoft® Axxent® System.

“We are pleased with the overall performance of our business in 2019,” said Michael Klein, Chairman and Chief Executive Officer of iCAD, Inc. “In particular our results continue to be especially strong in Detection, as ProFound™ AI further penetrates the market. Our customers report life-threatening cancers being identified earlier and faster with this solution that is changing the landscape of breast cancer detection.”

“We have now completed one full year of the U.S. commercial launch of ProFound™ AI, following the December 2018 FDA approval,” continued Mr. Klein. “Our Detection revenue grew 39% in the fourth quarter of 2019, as compared to the same period of 2018, driven by a $1.8 million contract with a single hospital system in the U.S. Of the 39% growth in the Detection business, software license sales grew an impressive 59% year-over-year. As we enter our second year with ProFound AI, in the commercial marketplace we are confident that our innovation and competitive edge will remain robust and our differentiation will continue to expand.”

“In our Cancer Therapy segment, we are developing multiple new IORT applications targeting large market opportunities, such as brain, prostate and rectal cancer therapeutic indications” continued Mr. Klein.

We were excited to recently announce that the first metastatic brain tumor was treated in the U.S. using the Xoft® Axxent® System as part of a clinical trial utilizing IORT in patients with large metastases treated with neurological resection. The strong interest in this new application was driven by clinical results reported in the September 2019 issue of World Neurosurgery. In a matched pair study, 30 patients were treated for recurrent GBM with either a single fraction of radiation immediately following surgical resection, without chemotherapy or temozolomide following surgery, or routine postoperative adjuvant chemotherapy +/- concomitant or sequential EBRT. Median overall survival in the IORT group was 24 months versus 21 months for the comparison group. As of September 2019, nine patients were still alive from the IORT group, whereas none of the patients in the comparison group survived.”

“We continue to grow our business from a position of financial strength. We ended the year with $15.3 million in cash and cash equivalents, as compared to $12.2 million at the end of 2018. Looking ahead, we are well-positioned to drive long-term growth and generate significant shareholder value,” concluded Mr. Klein.

Fourth Quarter 2019 Financial Results

Revenue: Total Detection and Therapy revenue for the fourth quarter of 2019 was $9.4 million, an increase of $2.4 million, or 35%, compared to the fourth quarter of 2018, reflecting a 69% increase in product revenue, and a 6% decrease in service and supplies revenue.

In $000’s
		Three months ended December 31,
	2019	2018	$ Change	% Change
Product revenue	$6,436	$3,810	$2,626	69%
Service and supplies revenue	2,945	3,144	(199)	(6)%

Total Revenue	$9,381	$6,954	$2,427	35%

Cancer Detection revenue for the fourth quarter, which includes revenue from the Company’s mammography, breast density, and the associated service and supplies revenue, increased by approximately $1.9 million, or 39%, as compared to the fourth quarter of 2018, driven by growth in both direct and OEM revenues with sales primarily in the Company’s 3D imaging and Density products. Therapy revenue for the fourth quarter of 2019, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by approximately $0.5 million, or 25%, as compared to the fourth quarter of 2018.

In $000’s
		Three months ended December 31,
	2019	2018	$ Change	% Change
Detection revenue
Product revenue	$5,441	$3,414	$2,027	59%
Service and supplies revenue	1,414	1,522	(108)	(7)%

Detection Revenue	$6,855	$4,936	$1,919	39%

Therapy revenue
Product revenue	$995	$396	$599	151%
Service and supplies revenue	1,531	1,622	(91)	(6)%

Therapy Revenue	$2,526	$2,018	$508	25%

Total Revenue	$9,381	$6,954	$2,427	35%

Gross Profit: Gross profit for the fourth quarter of 2019 was $7.2 million, or 76% of revenue, compared to $5.4 million, or 78% of revenue, for the fourth quarter of 2018. Gross profit percent changes were primarily due to changes in the mix of business.

Operating Expenses: Total operating expenses for the fourth quarter of 2019 were $9.1 million, a $0.9 million, or 11%, increase, from $8.2 million in the fourth quarter of 2018. The increase was driven by increased marketing and sales expenses in support of the Company’s commercialization efforts to drive adoption of Profound AI, offset by a decrease in general and administrative expenses due to severance expense in the fourth quarter of 2018.

GAAP Net Loss: Net loss for the fourth quarter of 2019 was ($3.3) million, or ($0.17) per diluted share, compared with a net loss of ($3.3) million, or ($0.20) per diluted share, for the fourth quarter of 2018.

Non GAAP Adjusted Net loss: Non GAAP adjusted net loss for the fourth quarter of 2019 was ($1.9) million, or ($0.10) per diluted share, compared with a Non GAAP adjusted net loss of ($1.2) million, or ($0.07) per diluted share, for the fourth quarter of 2018

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the fourth quarter of 2019, was a loss of ($1.4) million, essentially flat as compared to the fourth quarter 2018 non-GAAP adjusted EBITDA loss. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended December 31, 2019 and 2018, respectively.

Year Ended December 31, 2019 Financial Results

Revenue: Total Detection and Therapy revenue for the year ended December 31, 2019, was $31.3 million, an increase of $5.7 million, or 22%, over the year ended December 31, 2018, reflecting a 51% increase in product revenue and a 7% decrease in service and supplies revenue.

In $000’s
		Twelve months ended December 31,
	2019	2018	$ Change	% Change
Product revenue	$19,767	$13,111	$6,656	51%
Service revenue	11,573	12,510	(937)	(7)%

Total Revenue	$31,340	$25,621	$5,719	22%

Detection revenue for the year ended December 31, 2019, which includes revenue from the Company’s mammography, breast density, and the associated service and supplies revenue, increased by approximately $5.5 million, or 32%, to $22.3 million, as compared to the same period of 2018, driven by growth in the Company’s direct sales of its 2D and 3D imaging products. Therapy revenue, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, for the year ended December 31, 2019, increased by approximately $0.2 million, or 3%, to $9.0 million, as compared to the year ended December 31, 2018.

In $000’s
		Twelve months ended December 31,
	2019	2018	$ Change	% Change
Detection revenue
Product revenue	$16,788	$10,783	$6,005	56%
Service revenue	5,531	6,081	(550)	(9)%

Detection Revenue	$22,319	$16,864	$5,455	32%

Therapy revenue
Product revenue	$2,979	$2,328	$651	28%
Service revenue	6,042	6,429	(387)	(6)%

Therapy Revenue	$9,021	$8,757	$264	3%

Total Revenue	$31,340	$25,621	$5,719	22%

Gross Profit: Gross profit for the year ended December 31, 2019, was $24.2 million, or 77% of revenue, compared with $19.4 million, or 76% of revenue, for the year ended of 2018. Gross profit percent changes were primarily due to changes in the mix of business, additional manufacturing investments and amortization of acquired intangibles.

Operating Expenses: Total operating expenses for the year ended December 31, 2019, were $30.6 million, an increase of $3.1 million, or 11%, from $27.6 million in the year ended December 31, 2018. The increase was due to increased marketing and sales expenses, partially offset by decreases in engineering and product development costs.

GAAP Net Loss: Net loss for the year ended December 31, 2019, was ($13.5) million, or ($0.74) per diluted share, compared with a net loss of ($9.0) million, or ($0.54) per diluted share, for the year ended December 31, 2018.

Non GAAP Adjusted Net loss: Non GAAP adjusted net loss for the year ended December 31, 2019 was ($6.7) million, or ($0.37) per diluted share, compared with a Non GAAP adjusted net loss of ($6.3) million, or ($0.38) per diluted share, for the fourth quarter of 2018

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the 12 month period ended December 31, 2019, was a loss of ($4.3) million, compared to a non-GAAP adjusted EBITDA loss of ($3.7) million, in the same twelve month period of 2018. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the nine-month periods ended December 31, 2019 and 2018, respectively.

Cash and Cash Equivalents: As of December 31, 2019, the Company had cash and cash equivalents of $15.3 million, compared to cash and cash equivalents of $12.2 million at December 31, 2018.

Convertible Debentures. On February 18, 2020, the Company notified the institutional and accredited investors, including, but not limited to, all of the then current directors and executive officers of the Company (the “Investors”) that as of February 14, 2020, the VWAP of the Company’s common stock, par value $0.01 per share for each of the preceding 30 consecutive Trading Days exceeded $8.00 per share, and in accordance with the terms of the Convertible Debentures, the Company shall cause all of the Investors to convert all of the outstanding principal amount of the Convertible Debentures and the Make Whole Amount (which includes all accrued but unpaid interest through the Forced Conversion Date and all interest that would have accrued through the December 21, 2021 maturity date of the Convertible Debentures but for the conversion), into shares of the Company’s Common Stock on a Forced Conversion Date of February 21, 2020. On February 21, 2020, the Company issued to the Investors an aggregate of 1,816,089 shares of Common Stock, consisting of 1,742,500 shares issued upon conversion of the outstanding principal amount of the Convertible Debentures, and 73,589 shares, known as the Pre-Make Whole Conversion Shares.

Conference Call

Thursday, February 27th @ 4:30pmET

Domestic:	877-407-0784
International:	201-689-8560
Conference ID:	13699092
Webcast:	http://public.viavid.com/index.php?id=138100

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a Global Pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Relations:

Jeremy Feffer, LifeSci Advisors

+ 1-212-915-2568

jeremy@lifesciadvisors.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$15,313	$12,185
Trade accounts receivable, net of allowance for doubtful accounts of $136 in 2019 and $177 in 2018	9,819	6,403
Inventory, net	2,611	1,587
Prepaid expenses and other current assets	1,453	1,045

Total current assets	29,196	21,220

Property and equipment, net of accumulated depreciation of $6,510 in 2019 and $6,214 in 2018	551	552
Operating lease assets	2,406	—
Other assets	50	53
Intangible assets, net of accumulated amortization of $8,185 in 2019 and $7,809 in 2018	1,183	1,550
Goodwill	8,362	8,362

Total assets	$41,748	$31,737

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,990	$1,154
Accrued and other expenses	6,590	5,060
Notes payable - current portion	4,250	1,851
Lease payable - current portion	758	15
Deferred revenue	5,248	5,165

Total current liabilities	18,836	13,245

Notes payable, long-term portion	2,003	4,254
Convertible debentures payable to non-related parties, at fair value	12,409	6,300
Convertible debentures payable to related parties, at fair value	1,233	670
Lease payable - long-term portion	1,837	38
Deferred revenue, long-term portion	356	331
Deferred tax	3	3

Total Liabilities	36,677	24,841

Stockholders’ Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 19,546,151 in 2019 and 17,066,510 in 2018 outstanding 19,360,320 in 2019 and 16,880,679 in 2018.	196	171
Additional paid-in capital	230,615	218,914
Accumulated deficit	(224,325)	(210,774)
Treasury stock at cost, 185,831 shares in 2019 and 2018	(1,415)	(1,415)

Total Stockholders’ Equity	5,071	6,896

Total Liabilities and Stockholders’ Equity	$41,748	$31,737

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Products	$6,444	$3,810	$19,767	$13,111
Service and supplies	2,937	3,144	11,573	12,510

Total revenue	9,381	6,954	31,340	25,621

Cost of revenue:
Products	1,144	563	3,278	2,161
Service and supplies	972	884	3,438	3,627
Amortization and depreciation	100	97	397	403

Total cost of revenue	2,216	1,544	7,113	6,191

Gross profit	7,165	5,410	24,227	19,430

Operating expenses:
Engineering and product development	2,520	2,014	9,271	9,445
Marketing and sales	4,353	2,421	13,634	8,693
General and administrative	2,167	3,698	7,443	9,117
Amortization and depreciation	70	71	276	305

Total operating expenses	9,110	8,204	30,624	27,560

Loss from operations	(1,945)	(2,794)	(6,397)	(8,130)

Interest expense	(180)	(131)	(784)	(504)
Loss on fair value of convertible debentures	(1,331)	—	(6,671)	—
Financing costs	—	(451)		(451)
Other income	118	31	344	110

Other expense, net	(1,393)	(551)	(7,111)	(845)
Loss before income tax benefit (expense)	(3,338)	(3,345)	(13,508)	(8,975)

Tax benefit (expense)	(10)	1	(43)	(42)

Net loss and comprehensive loss	$(3,348)	$(3,344)	$(13,551)	$(9,017)

Net loss per share:
Basic	$(0.17)	$(0.20)	$(0.74)	$(0.54)

Diluted	$(0.17)	$(0.20)	$(0.74)	$(0.54)

Weighted average number of shares used in computing loss per share:
Basic	19,320	16,700	18,378	16,685

Diluted	19,320	16,700	18,378	16,685

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the twelve months ended
	December 31
	2019	2018
Cash flow from operating activities:
Net loss	$(13,551)	$(9,017)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	377	383
Depreciation	297	325
Bad debt provision	62	225
Inventory obsolesence reserve	—	—
Stock-based compensation expense	1,169	1,505
Amortization of debt discount and debt costs	149	170
Non cash interest expense	—	—
Change in fair value of convertible debentures	6,671	—
Deferred tax	1	(12)
Loss on disposal of assets	—	12
Changes in operating assets and liabilities
Accounts receivable	(3,478)	2,003
Inventory	(1,024)	536
Prepaid and other current assets	294	172
Accounts payable	836	(209)
Accrued expenses	982	494
Deferred revenue	108	(454)

Total adjustments	6,444	5,150

Net cash used for operating activities	(7,107)	(3,867)

Cash flow from investing activities:
Additions to patents, technology and other	(10)	(15)
Additions to property and equipment	(296)	(301)

Net cash (used for) provided by investing activities	(306)	(316)

Cash flow from financing activities:
Stock option exercises	1,400	204
Taxes paid related to restricted stock issuance	(196)	(180)
Principal payments of capital lease obligations	(16)	(13)
Principal repayment of debt financing, net	(2,000)	—
Proceeds from line of credit, net	3,000	6,970
Repayment Line of Credit	(1,000)	—
Issuance costs from common stock	(997)	—
Proceeds from issuance of common stock	10,350	—

Net cash provided by (used for) financing activities	10,541	6,981

Increase in cash and equivalents	3,128	2,798
Cash and equivalents, beginning of period	12,185	9,387

Cash and equivalents, end of period	$15,313	$12,185

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Acquisition related: relates to professional service fees associated with acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP Net Loss	$(3,348)	$(3,344)	$(13,551)	$(9,017)

Interest Expense	180	131	784	504
Other income	(118)	(31)	(344)	(110)
Stock Compensation	314	319	1,169	1,505
Depreciation	77	71	297	325
Amortization	93	97	376	383
Tax (benefit) expense	10	(1)	43	42
Severance	38	1,055	86	1,457
Loss of fair value of convertble debentures	1,331	—	6,671	—
Loss on sale of Asset	—	—	—	12
Financing Costs	—	451	—	451
Litigation related	36	685	125	778

Non-GAAP Adjusted EBITDA	$(1,387)	$(567)	$(4,344)	$(3,670)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP Net Loss	$(3,348)	$(3,344)	$(13,551)	$(9,017)
Adjustments to Net Loss:
Severance	38	1,055	86	1,457
Loss on sale of Asset	—	—	—	12
Litigation	36	685	125	778
Financing Costs	—	451	—	451
Loss of fair value of convertble debentures	1,331	—	6,671	—

Non-GAAP Adjusted Net Loss	$(1,943)	$(1,153)	$(6,669)	$(6,319)

Net Loss per share
GAAP Net Loss per share	$(0.17)	$(0.20)	$(0.74)	$(0.54)
Adjustments to Net Loss (as detailed above)	0.07	0.13	0.37	0.16

Non-GAAP Adjusted Net Loss per share	$(0.10)	$(0.07)	$(0.37)	$(0.38)